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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of FEI Company
Hillsboro, Oregon

    We consent to the use in Registration Statements 333-44954, 333-92629, 333-92631, 333-57331, 333-32911, and 333-08863 of FEI Company on Form S-8 of our report dated February 9, 2001 (which report includes an explanatory paragraph referring to the implementation of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), appearing in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 2000.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of FEI Company, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Portland, Oregon
March 21, 2001

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INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE